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EXHIBIT 1
JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13g-1(f)1

The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G,is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G,shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 18, 2001


 RUBICON PARTNERS, L.P.

 By:   Rubicon Advisors LLC
       Its general partner

       By:   /s/ Chen Rivlin
             Chen Rivlin
             a managing member of Rubicon Advisors LLC

 RUBICON VALUE VENTURES, LP

 By:   Rubicon Advisors LLC
       Its general partner

       By:   /s/ Erez Z. Aviczer
             Erez Z. Aviczer
             a managing member of Rubicon Advisors LLC